Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
July 26, 2021	b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q2 2021

Baton Rouge, La. (July 26, 2021) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended June 30, 2021, including net income of $17.4 million, or $0.84 per diluted share, an increase of $5.1 million and $0.25, respectively, from the prior quarter ended March 31, 2021. On a non-GAAP basis, core net income for the quarter ended June 30, 2021, which excludes certain income and expenses, was $18.7 million, or $0.90 per diluted share, an increase of $6.1 million and $0.29, respectively, from prior quarter ended March 31, 2021.

“Our second quarter results included a number of successes that bode well for our progress over the remainder of 2021,” said Jude Melville, president and CEO. “Business demand was strong, resulting in record loan growth.  This growth was driven primarily by our Dallas region which now accounts for approximately 18% of our company’s credit exposure. We sold the bulk of our SBA PPP portfolio, enabling us to re-position our go-forward asset mix and enhance our capital levels.  We continued to attract talented teammates, both lifting out a team of bankers in New Orleans and adding an LPO in Ruston.  These actions on top of integration of the Smith Shellnut Wilson, LLC investment management group give me confidence that our company is well positioned to continue building off this quarter’s momentum.”

On July 22, 2021, Business First’s board of directors declared a quarterly dividend based upon financial performance for the second quarter in the amount of $0.12 per share, same as the prior quarter, to the common shareholders of record as of August 15, 2021. The dividend will be paid on August 31, 2021, or as soon thereafter as practicable.

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Quarterly Highlights

●	Smith Shellnut Wilson, LLC (SSW) Acquisition. On April 1, 2021, Business First completed its acquisition of SSW and has substantially integrated the business as of June 30, 2021.

●

Loan Growth. Total loans held for investment at June 30, 2021, were $2.9 billion, a decrease of $187.1 million compared to March 31, 2021. The decrease was attributable to a net decrease in Small Business Administration (SBA) Paycheck Protection Program (PPP) loans within the commercial portfolio of $360.1 million, due to $116.5 million in forgiveness and a portfolio sale of $243.6 million in outstanding principal balance. Excluding the net decrease in SBA PPP loans, total loans held for investment increased for the quarter ended June 30, 2021, by 6.52%, or 26.06% annualized. The loan growth, excluding SBA PPP loans, was largely attributable to our Dallas, Tx. market.

●

Small Business Administration (SBA) Paycheck Protection Program (PPP) Portfolio Sale. Business First sold the majority of its SBA PPP loan portfolio on June 28, 2021, with an outstanding principal balance of $243.6 million, at par, recognizing the remaining net deferred fees and costs as a $9.2 million pre-tax gain on sale. At June 30, 2021, Business First’s remaining SBA PPP loan portfolio had an outstanding balance of $25.7 million.

●

New Loan Production Office (LPO) Activity.  Business First opened a new LPO in Ruston, La. during the quarter ended June 30, 2021. Additionally, Business First hired five new producers during the quarter ended June 30, 2021, in the New Orleans market, with plans to open a new LPO in New Orleans/Metairie, La. in Q3 2021.

●

Stock Repurchases.  During the quarter ended June 30, 2021, Business First repurchased approximately 83,504 shares of its common stock at a weighted average cost of $23.03 per share, for a total cost of $1.9 million.

Financial Condition

June 30, 2021, Compared to March 31, 2021

Loans

Loans held for investment decreased $187.1 million, or 6.15% (24.60% annualized), for the quarter ended June 30, 2021. The decrease was attributable to a net decrease in SBA PPP loans within the commercial portfolio of $360.1 million due to $116.5 million in forgiveness and a portfolio sale of $243.6 million in outstanding principal balances. Year to date annualized loan growth was (9.12%), inclusive of SBA PPP loans. As of June 30, 2021, SBA PPP loans with an unpaid principal balance of $25.7 million remained outstanding.

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Excluding the net decrease in SBA PPP loans, total loans held for investment increased for the quarter ended June 30, 2021, by 6.52%, or 26.06% annualized. Year to date annualized loan growth was 11.45% excluding SBA PPP loans.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.44% as of March 31, 2021, to 0.40% as of June 30, 2021. Nonperforming assets as a percentage of total assets decreased from 0.52% as of March 31, 2021, to 0.42% as of June 30, 2021. The decreases in nonperforming loans were partially attributable to charge-offs of $861,000. The decrease in nonperforming assets included the sale of three former banking centers which resulted in a $2.3 million balance decrease.

Total Shareholders’ Equity

Book value per common share was $20.78 at June 30, 2021, compared to $20.03 at March 31, 2021. On a non-GAAP basis, tangible book value per share was $17.24 at June 30, 2021, compared to $16.99 at March 31, 2021.

June 30, 2021, Compared to June 30, 2020

Loans

Total loans held for investment decreased by $139.9 million compared to June 30, 2020, or (4.67)%, primarily due to the forgiveness and portfolio sale of SBA PPP loans. Excluding SBA PPP loans, loans increased $229.7 million, or 8.84%.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment increased from 0.39% as of June 30, 2020, to 0.40% as of June 30, 2021. Nonperforming assets as a percentage of total assets decreased from 0.49% as of June 30, 2020, to 0.42% as of June 30, 2021. The slight increase in the nonperforming loans as a percentage of total loans held for investment was due to the lower SBA PPP loan balance as of June 30, 2021, as nonperforming assets decreased $1.3 million since June 30, 2020.

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Total Shareholders’ Equity

Book value per common share was $20.78 at June 30, 2021, compared to $18.69 at June 30, 2020. On a non-GAAP basis, tangible book value per share was $17.24 at June 30, 2021, compared to $15.59 at June 30, 2020, an increase of 10.58%.

Results of Operations

Second Quarter 2021 Compared to First Quarter 2021

Net Income and Diluted Earnings Per Share

For the quarter ended June 30, 2021, net income was $17.4 million, or $0.84 per diluted share, compared to net income of $12.3 million, or $0.59 per diluted share, for the quarter ended March 31, 2021. The increases, $5.1 million and $0.25, respectively, were largely attributable to the $10.0 million gain on sale of loans, primarily attributable to a $9.2 million gain recognized upon the sale of SBA PPP loans with an outstanding principal balance of $243.6 million, $1.5 million increase in Small Business Investment Company (SBIC) equity investment income and an increase of $873,000 in brokerage commissions due to the acquisition of SSW, offset by increases in other expenses of $4.1 million and taxes of $1.8 million.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended June 30, 2021, was $18.7 million, or $0.90 per diluted share, compared to core net income of $12.6 million, or $0.61 per diluted share, for the quarter ended March 31, 2021. Notable noncore events impacting earnings for the quarter ended June 30, 2021, included $938,000 in occupancy and bank premises expenses attributable to hurricane damage and a $540,000 loss on sales of former premises and equipment within other income, compared to $350,000 in occupancy and bank premises expenses attributable to hurricane damage for the quarter ended March 31, 2021.

Interest Income

For the quarter ended June 30, 2021, net interest income totaled $37.9 million and net interest margin and net interest spread were 3.87% and 3.68%, respectively, compared to $40.3 million, 4.23% and 4.06% for the quarter ended March 31, 2021. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.13% for the quarter ended June 30, 2021, compared to 5.53% for the quarter ended March 31, 2021. The average yield on total interest-earning assets was 4.32% for the quarter ended June 30, 2021, compared to 4.65% for the quarter ended March 31, 2021. The reduction in interest income was largely attributable to lower discount accretion on the acquired loan portfolio, a $1.4 million decrease, and less yield on the SBA PPP portfolio due to lower forgiveness caused by the $243.6 million portfolio sale during the quarter, as well as increased interest expense due to the full impact of subordinated debt issued during 2021.

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Net interest margin and net interest spread were negatively impacted for the quarter ended June 30, 2021, by $1.4 million less in loan discount accretion on the acquired loan portfolio, 15 basis points each, and $1.5 million less in SBA PPP origination fees, 16 basis points each, and an increase in the overall cost of funds (which includes noninterest-bearing deposits) due to the full impact of the 2021 subordinated debt issuances, six and seven basis points, respectively.

The average loan yield (excluding SBA PPP loans) was impacted by the origination of loans at lower rates than payoffs during the quarter, as well as lower loan discount accretion on the acquired loan portfolio.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.6 million) were 3.71% and 3.52%, respectively, for the quarter ended June 30, 2021, compared to 3.91% and 3.73% (excluding loan discount accretion of $3.1 million) for the quarter ended March 31, 2021.

Interest Expense

For the quarter ended June 30, 2021, overall cost of funds (which includes noninterest-bearing deposits) increased by four basis points, from 0.41% to 0.45%, compared to the quarter ended March 31, 2021. The increase in cost of funds was largely attributable to the increased expense associated with the issuances of subordinated debt in 2021.

Other Income

For the quarter ended June 30, 2021, other income was impacted by a $10.0 million increase in gain on sale of loans, primarily associated with the $9.2 million gain on the sale of the SBA PPP portfolio, an increase of income from SBIC investments of $1.5 million, and an increase in brokerage commissions of $873,000 as result of the SSW acquisition, compared to the quarter ended March 31, 2021.

Other Expenses

For the quarter ended June 30, 2021, other expenses were impacted by additional salaries and employee benefits of $1.8 million, partially attributed to annual merit increases, the addition of new employees, including SSW, and $488,000 in payroll taxes on restricted stock grants, $465,000 increases in both occupancy and bank premises, impacted by $938,000 in hurricane damage expense, and data processing, respectively. The other expense category also increased $1.1 million, impacted by $477,000 in reserves for unfunded commitments.

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Provision for Loan Losses

During the quarter ended June 30, 2021, Business First recorded a provision for loan losses of $2.2 million, compared to $3.4 million for the quarter ended March 31, 2021. The decrease for the quarter ended June 30, 2021, was driven primarily by the additional reserves ($1.4 million) required on a single energy-related loan which was transferred to nonaccrual during the quarter ended March 31, 2021.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 1.58% and 16.57%, respectively, for the quarter ended June 30, 2021, compared to 1.15% and 11.86%, respectively, for the quarter ended March 31, 2021. Both returns were impacted by higher net income for the quarter ended June 30, 2021, mainly attributable to the gain on sale of the SBA PPP portfolio.

Second Quarter 2021 Compared to Second Quarter 2020

Net Income and Diluted Earnings Per Share

For the quarter ended June 30, 2021, net income was $17.4 million, or $0.84 per diluted share, compared to net income of $2.1 million, or $0.11 per diluted share, for the quarter ended June 30, 2020. The increases in net income and diluted earnings per share were largely attributable to the increases in net interest income related to the acquisition of Pedestal on May 1, 2020, origination of SBA PPP loans, lower costs of funds, and decrease in the provision for loan losses, as well as a $9.2 million gain on sale resulting from the SBA PPP loan portfolio within other income.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended June 30, 2021, was $18.7 million, or $0.90 per diluted share, compared to core net income of $7.4 million, or $0.41 per diluted share, for the quarter ended June 30, 2020. Notable noncore events impacting earnings for the quarter ended June 30, 2021, included $938,000 in occupancy and bank premises expenses attributable to hurricane damage and $540,000 losses on sales of former premises and equipment within other income, compared to $6.6 million in acquisition-related expenses incurred during the quarter ended June 30, 2020.

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Interest Income

For the quarter ended June 30, 2021, net interest income totaled $37.9 million and net interest margin and net interest spread were 3.87% and 3.68%, respectively, compared to $30.9 million, 3.89% and 3.59% for the quarter ended June 30, 2020. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.13% for the quarter ended June 30, 2021, compared to 5.61% for the quarter ended June 30, 2020. The increase in interest income was largely attributable to higher average balances in loans, due to the Pedestal acquisition and origination of SBA PPP loans, and increase in securities due to the increase in deposits and excess cash.

Average yield on total interest-earning assets, net interest margin, and net interest spread were negatively impacted for the quarter ended June 30, 2021, by lower yielding loans and securities, offset partially by lower deposit and borrowing costs.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.6 million) were 3.71% and 3.52%, respectively, for the quarter ended June 30, 2021, compared to 3.71% and 3.41% (excluding loan discount accretion of $1.5 million) for the quarter ended June 30, 2020.

Interest Expense

For the quarter ended June 30, 2021, overall cost of funds (which includes noninterest-bearing deposits) decreased by 32 basis points, from 0.77% to 0.45%, compared to the quarter ended June 30, 2020. The decrease in cost of funds was primarily attributable to an overall reduction in interest rates on deposit offerings and reduction in FHLB advance balances, offset by an increase in subordinated debt balances.

Other Income

For the quarter ended June 30, 2021, the increase in other income was largely attributable to the gain on sale of loans of $10.0 million, generally attributable to the $9.2 million gain on the sale of the SBA PPP loan portfolio, as well as increases in debit card and ATM fee income, $818,000, and brokerage commissions, $1.2 million, compared to the quarter ended June 30, 2020.

Other Expenses

For the quarter ended June 30, 2021, the increase in other expense was largely attributable to the increase in occupancy and bank premises, data processing, and other expenses compared to the quarter ended June 30, 2020. Occupancy and bank premises expense was impacted by $938,000 in hurricane damage expenses for the quarter ended June 30, 2021, while data processing increased due to the volume from the Pedestal acquisition and organic growth. Other expenses increased due to increased consulting and business development costs and other miscellaneous expenses due to the expansion of Business First following the Pedestal acquisition on May 1, 2020, and various other items.

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Provision for Loan Losses

During the quarter ended June 30, 2021, Business First recorded a provision for loan losses of $2.2 million compared to $5.4 million for the quarter ended June 30, 2020. The reserve for the quarter ended June 30, 2020, was impacted significantly by the estimated impact on the general economy of the COVID-19 pandemic at the time.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 1.58% and 16.57%, respectively, for the quarter ended June 30, 2021, from 0.23% and 2.35%, respectively, for the quarter ended June 30, 2020. Both returns were positively impacted by higher net income for the quarter ended June 30, 2021.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK operates 43 full-service Banking Centers and one Loan Production Office in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

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Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2021	2021	2020

Balance Sheet Ratios

Loans (HFI) to Deposits	76.66%	78.83%	96.46%
Shareholders' Equity to Assets Ratio	9.97%	9.38%	12.88%

Loans Receivable Held for Investment

Commercial (1)	$660,691	$962,099	$1,026,596
Real Estate:
Construction and Land	454,055	418,234	333,675
Farmland	77,133	52,861	57,498
1-4 Family Residential	459,037	460,907	495,827
Multi-Family Residential	89,796	77,390	59,213
Nonfarm Nonresidential	1,002,707	966,416	914,601
Total Real Estate	2,082,728	1,975,808	1,860,814
Consumer (1)	111,467	104,071	107,402
Total Loans (Held for Investment)	$2,854,886	$3,041,978	$2,994,812

Allowance for Loan Losses

Balance, Beginning of Period	$25,251	$22,024	$13,319
Charge-offs – Quarterly	(861)	(309)	(98)
Recoveries – Quarterly	71	177	51
Provision for Loan Losses – Quarterly	2,241	3,359	5,443
Balance, End of Period	$26,702	$25,251	$18,715

Allowance for Loan Losses to Total Loans (HFI)	0.94%	0.83%	0.62%
Net Charge-offs (Recoveries) to Average Total Loans	0.03%	0.00%	0.00%

Remaining Loan Purchase Discount	$30,900	$32,517	$44,302

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$10,568	$11,956	$11,433
Loans Past Due 90 Days or More (2)	893	1,479	317
Total Nonperforming Loans	11,461	13,435	11,750
Other Nonperforming Assets:
Other Real Estate Owned	5,890	8,851	7,642
Other Nonperforming Assets:	665	623	179
Total Other Nonperforming Assets	6,555	9,474	7,821
Total Nonperforming Assets	$18,016	$22,909	$19,571

Nonperforming Loans to Total Loans (HFI)	0.40%	0.44%	0.39%
Nonperforming Assets to Total Assets	0.42%	0.52%	0.49%

(1) Small Business Administration (SBA) Paycheck Protection Program (PPP) loans accounted for $25.7 million of the Commercial portfolio as of June 30, 2021. SBA PPP loans accounted for $385.8 million and $0.1 million of the Commercial and Consumer portfolios, respectively, as of March 31, 2021. SBA PPP loans accounted for $389.9 million and $5.5 million of the Commercial and Consumer portfolios, respectively, as of June 30, 2020.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020

Per Share Data

Basic Earnings per Common Share	$0.84	$0.60	$0.11	$1.44	$0.42
Diluted Earnings per Common Share	0.84	0.59	0.11	1.43	0.42
Dividends per Common Share	0.12	0.10	0.10	0.22	0.20
Book Value per Common Share	20.78	20.03	18.69	20.78	18.69

Average Common Shares Outstanding	20,707,313	20,621,930	18,108,068	20,664,857	15,710,611
Average Diluted Shares Outstanding	20,827,786	20,738,013	18,121,958	20,783,135	15,776,376
End of Period Common Shares Outstanding	20,740,759	20,804,753	20,667,237	20,740,759	20,667,237

Annualized Performance Ratios

Return on Average Assets	1.58%	1.15%	0.23%	1.37%	0.46%
Return on Average Equity	16.57%	11.86%	2.35%	14.23%	4.13%
Net Interest Margin	3.87%	4.23%	3.89%	4.05%	3.91%
Net Interest Spread	3.68%	4.06%	3.59%	3.87%	3.57%
Efficiency Ratio (1)	56.20%	59.40%	77.40%	57.64%	75.44%

Total Quarterly/Year-to-Date Average Assets	$4,399,911	$4,276,430	$3,496,074	$4,338,170	$2,870,329
Total Quarterly/Year-to-Date Average Equity	420,640	415,896	349,634	418,267	317,486

Other Expenses

Salaries and Employee Benefits	$16,753	$14,926	$17,621	$31,679	$27,056
Occupancy and Bank Premises	2,276	1,811	1,370	4,087	2,430
Depreciation and Amortization	1,686	1,593	1,073	3,279	1,674
Data Processing	2,288	1,823	1,055	4,111	1,707
FDIC Assessment Fees	436	509	272	945	419
Legal and Other Professional Fees	905	741	543	1,646	937
Advertising and Promotions	624	477	334	1,101	640
Utilities and Communications	636	575	645	1,211	962
Ad Valorem Shares Tax	675	700	450	1,375	825
Directors' Fees	194	188	100	382	174
Other Real Estate Owned Expenses and Write-Downs	178	379	51	557	304
Merger and Conversion-Related Expenses	94	10	1,726	104	2,874
Other	4,371	3,231	2,557	7,602	4,438
Total Other Expenses	$31,116	$26,963	$27,797	$58,079	$44,440

Other Income

Service Charges on Deposit Accounts	$1,683	$1,567	$1,163	$3,250	$2,094
Gain (Loss) on Sales of Securities	(50)	(5)	-	(55)	25
Debit card and ATM Fee Income	1,777	1,336	959	3,113	1,366
Bank-Owned Life Insurance Income	355	318	255	673	452
Gain (Loss) on Sales of Loans	10,042	(21)	7	10,021	184
Mortgage Origination Income	241	229	126	470	241
Brokerage Commission	1,416	543	236	1,959	256
Correspondent Bank Income	123	143	32	266	141
Participation Fee Income	240	247	46	487	113
Gain (Loss) on Sales of Other Real Estate Owned	(575)	46	(19)	(529)	132
Gain (Loss) on Disposal of Other Assets	(9)	117	-	108	-
Pass-through Income from SBIC Partnerships	1,602	53	1,624	1,655	2,004
Other	531	510	567	1,041	792
Total Other Income	$17,376	$5,083	$4,996	$22,459	$7,800

(1) Non-GAAP: Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2021	2021	2020

Assets

Cash and Due From Banks	$130,769	$355,257	$116,021
Federal Funds Sold	232,391	105,595	40,329
Securities Available for Sale, at Fair Values	882,802	721,224	583,118
Mortgage Loans Held for Sale	1,834	2,298	456
Loans and Lease Receivable	2,854,886	3,041,978	2,994,812
Allowance for Loan Losses	(26,702)	(25,251)	(18,715)
Net Loans and Lease Receivable	2,828,184	3,016,727	2,976,097
Premises and Equipment, Net	57,576	57,931	63,959
Accrued Interest Receivable	20,841	25,910	33,844
Other Equity Securities	14,043	12,584	18,681
Other Real Estate Owned	5,890	8,851	7,642
Cash Value of Life Insurance	60,703	60,348	44,542
Deferred Taxes, Net	4,652	5,536	6,858
Goodwill	60,062	53,753	53,649
Core Deposit and Customer Intangibles	13,271	9,406	10,389
Other Assets	10,941	8,166	5,553

Total Assets	$4,323,959	$4,443,586	$3,961,138

Liabilities

Deposits
Noninterest-Bearing	$1,175,624	$1,186,625	$985,537
Interest-Bearing	2,548,599	2,672,109	2,265,485
Total Deposits	3,724,223	3,858,734	3,251,022

Securities Sold Under Agreements to Repurchase	25,837	21,419	25,391
Short-Term Borrowings	20	20	6,145
Long-Term Borrowings	-	-	7,797
Payroll Protection Program Liquidity Facility	-	-	107,076
Subordinated Debt	81,427	77,500	25,000
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Federal Home Loan Bank Borrowings	28,023	33,073	118,177
Accrued Interest Payable	1,938	1,941	3,920
Other Liabilities	26,485	29,198	25,274

Total Liabilities	3,892,953	4,026,885	3,574,802

Shareholders' Equity

Common Stock	20,741	20,805	20,667
Additional Paid-In Capital	299,014	300,282	297,606
Retained Earnings	104,382	89,441	59,850
Accumulated Other Comprehensive Income	6,869	6,173	8,213

Total Shareholders' Equity	431,006	416,701	386,336

Total Liabilities and Shareholders' Equity	$4,323,959	$4,443,586	$3,961,138

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2021	2020

Interest Income:
Interest and Fees on Loans	$39,135	$41,419	$34,636	$80,554	$58,779
Interest and Dividends on Securities	3,189	2,802	2,175	5,991	3,906
Interest on Federal Funds Sold and Due From Banks	27	41	80	68	222
Total Interest Income	42,351	44,262	36,891	86,613	62,907

Interest Expense:
Interest on Deposits	3,235	3,243	4,795	6,478	9,481
Interest on Borrowings	1,171	718	1,177	1,889	2,296
Total Interest Expense	4,406	3,961	5,972	8,367	11,777

Net Interest Income	37,945	40,301	30,919	78,246	51,130

Provision for Loan Losses:	2,241	3,359	5,443	5,600	6,810

Net Interest Income After Provision for Loan Losses	35,704	36,942	25,476	72,646	44,320

Other Income:
Service Charges on Deposit Accounts	1,683	1,567	1,163	3,250	2,094
Gain (Loss) on Sales of Securities	(50)	(5)	-	(55)	25
Gain (Loss) on Sales of Loans	10,042	(21)	7	10,021	184
Other Income	5,701	3,542	3,826	9,243	5,497
Total Other Income	17,376	5,083	4,996	22,459	7,800

Other Expenses:
Salaries and Employee Benefits	16,753	14,926	17,621	31,679	27,056
Occupancy and Equipment Expense	4,264	3,717	2,888	7,981	4,779
Merger and Conversion-Related Expense	94	10	1,726	104	2,874
Other Expenses	10,005	8,310	5,562	18,315	9,731
Total Other Expenses	31,116	26,963	27,797	58,079	44,440

Income Before Income Taxes:	21,964	15,062	2,675	37,026	7,680

Provision for Income Taxes:	4,536	2,733	623	7,269	1,129

Net Income:	$17,428	$12,329	$2,052	$29,757	$6,551

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,814,593	$36,116	5.13%	$2,643,668	$36,538	5.53%	$2,304,438	$32,306	5.61%
SBA PPP Loans	242,015	3,019	4.99%	374,958	$4,881	5.21%	321,127	2,330	2.90%
Securities Available for Sale	801,268	3,189	1.59%	691,476	2,802	1.62%	481,422	2,175	1.81%
Interest-Bearing Deposit in Other Banks	62,693	27	0.17%	101,233	41	0.16%	69,169	80	0.46%
Total Interest-Earning Assets	3,920,569	42,351	4.32%	3,811,335	44,262	4.65%	3,176,156	36,891	4.65%
Allowance for Loan Losses	(26,032)			(22,709)			(13,606)
Noninterest-Earning Assets	505,374			487,804			333,524
Total Assets	$4,399,911	$42,351		$4,276,430	$44,262		$3,496,074	$36,891

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,615,241	$3,235	0.49%	$2,584,263	$3,243	0.50%	$1,994,680	$4,795	0.96%
Subordinated Debt	81,427	1,015	4.99%	28,450	459	6.45%	25,000	422	6.75%
Subordinated Debt - Trust Preferred Securities	5,000	43	3.44%	5,000	42	3.36%	3,333	8	0.96%
Advances from Federal Home Loan Bank (FHLB)	32,887	108	1.31%	37,022	111	1.20%	129,441	526	1.63%
Paycheck Protection Program Liquidity Facility (PPPLF)	-	-	0.00%	-	-	0.00%	76,902	72	0.37%
Other Borrowings	24,909	5	0.08%	31,696	106	1.34%	32,975	149	1.81%
Total Interest-Bearing Liabilities	2,759,464	4,406	0.64%	2,686,431	3,961	0.59%	2,262,331	5,972	1.06%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,191,900			$1,146,950			$852,608
Other Liabilities	27,907			27,153			31,501
Total Noninterest-Bearing Liabilities	1,219,807			1,174,103			884,109
Shareholders' Equity:	420,640			415,896			349,634
Total Liabilities and Shareholders' Equity	$4,399,911			$4,276,430			$3,496,074

Net Interest Spread			3.68%			4.06%			3.59%
Net Interest Income		$37,945			$40,301			$30,919
Net Interest Margin			3.87%			4.23%			3.89%

Overall Cost of Funds			0.45%			0.41%			0.77%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,729,130	$72,654	5.32%	$2,022,312	$56,449	5.58%
SBA PPP Loans	308,487	7,900	5.12%	160,564	2,330	2.90%
Securities Available for Sale	746,372	5,991	1.61%	384,041	3,906	2.03%
Interest-Bearing Deposit in Other Banks	81,963	68	0.17%	48,962	222	0.91%
Total Interest-Earning Assets	3,865,952	86,613	4.48%	2,615,879	62,907	4.81%
Allowance for Loan Losses	(24,371)			(12,905)
Noninterest-Earning Assets	496,589			267,355
Total Assets	$4,338,170	$86,613		$2,870,329	$62,907

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,599,751	$6,478	0.50%	$1,668,446	$9,481	1.14%
Subordinated Debt	54,939	1,474	5.37%	25,000	844	6.75%
Subordinated Debt - Trust Preferred Securities	5,000	85	3.40%	1,667	8	0.96%
Advances from Federal Home Loan Bank (FHLB)	34,954	219	1.25%	113,882	1,023	1.80%
Paycheck Protection Program Liquidity Facility (PPPLF)	-	-	0.00%	38,451	72	0.37%
Other Borrowings	28,302	111	0.78%	50,050	349	1.39%
Total Interest-Bearing Liabilities	2,722,946	8,367	0.61%	1,897,496	11,777	1.24%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	1,169,425			629,321
Other Liabilities	27,532			26,026
Total Noninterest-Bearing Liabilities	1,196,957			655,347
Shareholders' Equity	418,267			317,486
Total Liabilities and Shareholders' Equity	$4,338,170			$2,870,329

Net Interest Spread			3.87%			3.57%
Net Interest Income		$78,246			$51,130
Net Interest Margin			4.05%			3.91%

Overall Cost of Funds			0.43%			0.93%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020

Interest Income:
Interest income	$42,351	$44,262	$36,891	$86,613	$62,907
Core interest income	42,351	44,262	36,891	86,613	62,907
Interest Expense:
Interest expense	4,406	3,961	5,972	8,367	11,777
Core interest expense	4,406	3,961	5,972	8,367	11,777
Provision for Loan Losses: (b)
Provision for loan losses	2,241	3,359	5,443	5,600	6,810
Core provision expense	2,241	3,359	5,443	5,600	6,810
Other Income:
Other income	17,376	5,083	4,996	22,459	7,800
(Gains) 1osses on former bank premises and equipment	540	-	-	540	(126)
(Gains) 1osses on sale of securities	50	5	-	55	(25)
Core other income	17,966	5,088	4,996	23,054	7,649
Other Expense:
Other expense	31,116	26,963	27,797	58,079	44,440
Acquisition-related expenses (2)	(94)	(10)	(6,573)	(104)	(7,785)
Stock option exercises - excess taxes (founder's grants)	-	-	-	-	(71)
Occupancy and bank premises - hurricane repair	(938)	(350)	-	(1,288)	-
Core other expense	30,084	26,603	21,224	56,687	36,584
Pre-Tax Income: (a)
Pre-tax income	21,964	15,062	2,675	37,026	7,680
(Gains) 1osses on former bank premises and equipment	540	-	-	540	(126)
(Gains) 1osses on sale of securities	50	5	-	55	(25)
Acquisition-related expenses (2)	94	10	6,573	104	7,785
Stock option exercises - excess taxes (founder's grants)	-	-	-	-	71
Occupancy and bank premises - hurricane repair	938	350	-	1,288	-
Core pre-tax income	23,586	15,427	9,248	39,013	15,385
Provision for Income Taxes: (1)
Provision for income taxes	4,536	2,733	623	7,269	1,129
Tax on (gains) losses on former bank premises and equipment	113	-	-	113	(26)
Tax on (gains) losses on sale of securities	11	1	-	12	(5)
Tax on acquisition-related expenses (2)	20	2	1,275	22	1,366
Tax on stock option exercises (founder's grants)	-	-	-	-	601
Tax on occupancy and bank premises - hurricane repair	197	74	-	271	-
Core provision for income taxes	4,877	2,810	1,898	7,687	3,065
Net Income:
Net income	17,428	12,329	2,052	29,757	6,551
(Gains) losses on former bank premises and equipment , net of tax	427	-	-	427	(100)
(Gains) losses on sale of securities, net of tax	39	4	-	43	(20)
Acquisition-related expenses (2), net of tax	74	8	5,298	82	6,419
Stock option exercises, net of tax (founder's grants)	-	-	-	-	(530)
Occupancy and bank premises - hurricane repair, net of tax	741	277	-	1,018	-
Core net income	$18,709	$12,618	$7,350	$31,327	$12,320

Pre-tax, pre-provision earnings (a+b)	$24,205	$18,421	$8,118	$42,626	$14,490
(Gains) losses on former bank premises and equipment	540	-	-	540	(126)
(Gains) losses on sale of securities	50	5	-	55	(25)
Acquisition-related expenses (2)	94	10	6,573	104	7,785
Stock option exercises (founder's grants)	-	-	-	-	71
Occupancy and bank premises - hurricane repair	938	350	-	1,288	-
Core pre-tax, pre-provision earnings	$25,827	$18,786	$14,691	$44,613	$22,195

Average Diluted Shares Outstanding	20,827,786	20,738,013	18,121,958	20,783,135	15,776,376

Diluted Earnings Per Share:
Diluted earnings per share	$0.84	$0.59	$0.11	$1.43	$0.42
(Gains) losses on former bank premises and equipment , net of tax	0.02	-	-	0.02	(0.01)
(Gains) losses on sale of securities, net of tax	0.00	0.00	-	0.00	(0.00)
Acquisition-related expenses (2), net of tax	0.00	0.00	0.30	0.00	0.40
Stock option exercises (founder's grants)	-	-	-	-	(0.03)
Occupancy and bank premises - hurricane repair, net of tax	0.04	0.02	-	0.06	-
Core diluted earnings per share	$0.90	$0.61	$0.41	$1.51	$0.78

Pre-tax, pre-provision profit diluted earnings per share	$1.16	$0.89	$0.45	$2.05	$0.92
(Gains) losses on former bank premises and equipment	0.03	-	-	0.03	(0.01)
(Gains) losses on sale of securities	0.00	0.00	-	0.00	(0.00)
Acquisition-related expenses (2)	0.00	0.00	0.36	0.01	0.50
Stock option exercises (founder's grants)	-	-	-	-	0.00
Occupancy and bank premises - hurricane repair	0.05	0.02	-	0.06	-
Core pre-tax, pre-provision diluted earnings per share	$1.24	$0.91	$0.81	$2.15	$1.41

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21% for 2021 and 2020. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020

Total Quarterly/Year-to-Date Average Assets	$4,399,911	$4,276,430	$3,496,074	$4,338,170	$2,870,329
Total Quarterly/Year-to-Date Average Equity	$420,640	$415,896	$349,634	$418,267	$317,486

Net Income:
Net income	$17,428	$12,329	$2,052	$29,757	$6,551
(Gains) losses on former bank premises and equipment , net of tax	427	-	-	427	(100)
(Gains) losses on sale of securities, net of tax	39	4	-	43	(20)
Acquisition-related expenses (2), net of tax	74	8	5,298	82	6,419
Stock option exercises, net of tax (founder's grants)	-	-	-	-	(530)
Occupancy and bank premises - hurricane repair, net of tax	741	277	-	1,018	-
Core net income	$18,709	$12,618	$7,350	$31,327	$12,320

Return on average assets	1.58%	1.15%	0.23%	1.37%	0.46%
Core return on average assets	1.70%	1.18%	0.84%	1.44%	0.86%
Return on equity	16.57%	11.86%	2.35%	14.23%	4.13%
Core return on average equity	17.79%	12.14%	8.41%	14.98%	7.76%

Interest Income:
Interest income	$42,351	$44,262	$36,891	$86,613	$62,907
Core interest income	42,351	44,262	36,891	86,613	62,907
Interest Expense:
Interest expense	4,406	3,961	5,972	8,367	11,777
Core interest expense	4,406	3,961	5,972	8,367	11,777
Other Income:
Other income	17,376	5,083	4,996	22,459	7,800
(Gains) losses on former bank premises and equipment	540	-	-	540	(126)
(Gains) losses on sale of securities	50	5	-	55	(25)
Core other income	17,966	5,088	4,996	23,054	7,649
Other Expense:
Other expense	31,116	26,963	27,797	58,079	44,440
Acquisition-related expenses	(94)	(10)	(6,573)	(104)	(7,785)
Stock option exercises - excess taxes (founder's grants)	-	-	-	-	(71)
Occupancy and bank premises - hurricane repair	(938)	(350)	-	(1,288)	-
Core other expense	$30,084	$26,603	$21,224	$56,687	$36,584

Efficiency Ratio:
Other expense (a)	$31,116	$26,963	$27,797	$58,079	$44,440
Core other expense (c)	$30,084	$26,603	$21,224	$56,687	$36,584
Net interest and other income (1) (b)	$55,371	$45,389	$35,915	$100,760	$58,905
Core net interest and other income (1) (d)	$55,911	$45,389	$35,915	$101,300	$58,779
Efficiency ratio (a/b)	56.20%	59.40%	77.40%	57.64%	75.44%
Core efficiency ratio (c/d)	53.81%	58.61%	59.10%	55.96%	62.24%

Total Average Interest-Earnings Assets	$3,920,569	$3,811,335	$3,176,156	$3,865,952	$2,615,879

Net Interest Income:
Net interest income	$37,945	$40,301	$30,919	$78,246	$51,130
Loan discount accretion	(1,617)	(3,063)	(1,465)	(4,680)	(1,755)
Net interest income excluding loan discount accretion	$36,328	$37,238	$29,454	$73,566	$49,375

Net interest margin (2)	3.87%	4.23%	3.89%	4.05%	3.91%
Net interest margin excluding loan discount accretion (2)	3.71%	3.91%	3.71%	3.81%	3.78%
Net interest spread	3.68%	4.06%	3.59%	3.87%	3.57%
Net interest spread excluding loan discount accretion	3.52%	3.73%	3.41%	3.62%	3.43%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020

Total Shareholders' (Common) Equity:
Total shareholders' equity	$431,006	$416,701	$386,336
Goodwill	(60,062)	(53,753)	(53,649)
Core deposit and customer intangible	(13,271)	(9,406)	(10,389)
Total tangible common equity	$357,673	$353,542	$322,298

Total Assets:
Total assets	$4,323,959	$4,443,586	$3,961,138
Goodwill	(60,062)	(53,753)	(53,649)
Core deposit and customer intangible	(13,271)	(9,406)	(10,389)
Total tangible assets	$4,250,626	$4,380,427	$3,897,100

Common shares outstanding	20,740,759	20,804,753	20,667,237

Book value per common share	$20.78	$20.03	$18.69
Tangible book value per common share	$17.24	$16.99	$15.59
Common equity to total assets	9.97%	9.38%	9.75%
Tangible common equity to tangible assets	8.41%	8.07%	8.27%